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CUSIP No. 817648108                    13G                     Page 7 of 8 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                              February 13, 1997



               MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



   BY:     PETER A. NADOSY
           ------------------------------------
           Morgan Stanley Asset Management Inc.
           Peter A. Nadosy/Vice Chairman



   BY:     EDWARD J. JOHNSON
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           Morgan Stanley Group Inc.
           Edward J. Johnsen/Vice President Morgan Stanley & Co., Incorporated